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                                                                 EXHIBIT 10.6

                           RESTRICTED STOCK AGREEMENT

     THIS AGREEMENT, made as of the 1st day of April, 1994, by and among Jefferies Group, Inc. ("Jefferies"), Jefferies & Company, Inc. (the "Company") and Richard B. Handler ("Employee"), is made with reference to the following facts:

     WHEREAS, the Employee is serving as an Executive Vice President of the Company; and

     WHEREAS, Jefferies desires to grant to Employee an award of Restricted Stock (as defined below) under Jefferies' 1993 Stock Ownership and Long-Term Incentive Plan (the "Plan"), in furtherance of the purposes of the Plan and in recognition of the Employee's service as an officer of the Company subject to the terms and conditions set forth below;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1.  RESTRICTED STOCK AWARD

     (a) Subject to the terms and conditions hereof, Jefferies hereby grants to the Employee an award of 25,000 shares of Jefferies' $.01 par value common stock (the "Restricted Shares"). Employee shall be entitled to all the rights and benefits of a holder of common stock of Jefferies, including without limitation, all voting rights and rights to receive dividends. Jefferies shall issue one or more certificates to Employee representing all of the Restricted Shares. The certificates shall contain the legend set forth in Paragraph 2 below.

     (b) The Restricted Shares have been awarded to Employee under the Plan, a copy of which is attached hereto. All of the terms, conditions and other provisions of the Plan are hereby incorporated by reference into this Restricted Stock Agreement (the "Agreement"). Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the Plan. If there is any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern. Employee hereby acknowledges receipt of the attached copy of the Plan and agrees to be bound by all the terms and provisions thereof (as presently in effect or hereafter amended), rules and regulations adopted from time to time thereunder, and decisions and determinations of the Committee made from time to time thereunder.

2.  RESTRICTIONS ON TRANSFERABILITY OF EMPLOYEE'S RESTRICTED SHARES

     (a) 8,333 of the Restricted Shares transferred to Employee will be deemed "Vested" as of April 1, 1994, and the remaining Restricted Shares transferred to Employee will be deemed "Vested" on March 31, 1995, provided that corporate finance revenues for the period April 1, 1994 to December 31, 1994, exceed $10 million. All Unvested Shares shall remain Unvested unless Vested pursuant to 2(a) or (b) hereof.

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     (b) Prior to March 31, 1995, if Employee's employment is terminated by the
Company without Cause, that portion of the Unvested Restricted Shares will immediately vest at the rate of 1,389 shares for each full month from April 1, 1994, to March 31, 1995.

     (c) Upon the occurrence of each of the following events, as defined in
Section 5 below, Jefferies will have the right to reacquire for $1.00 consideration all of Employee's Unvested Restricted Shares upon demand of the
Company:

           (i) The death or Permanent Disability of Employee;

           (ii) The Voluntary Termination of Employee's employment; or

          (iii) The termination of Employee's employment by Company with Cause.

     (d) Employee may not sell, assign, devise, dispose, convey or otherwise transfer any of the Unvested Restricted Shares without the prior written consent of Jefferies, given in its sole discretion.

3.  TRANSFER OF VESTED RESTRICTED SHARES

     Employee acknowledges and agrees that in connection with Employee's ownership and/or a transfer or contemplated transfer or other disposition of the Vested Restricted Shares, federal and state securities laws, the rules and regulations of the NASD and certain stock exchanges may require Company to make filings with the SEC or one or more of the foregoing entities or take other action. Employee hereby agrees to notify Company in writing at least five (5) business days in advance of any contemplated transfer or other disposition of the Vested Restricted Shares. In addition, Employee represents, warrants and covenants that Employee is acquiring the Restricted Shares for his own account and not with a view to, or for the sale in connection with, any distribution of the Restricted Shares, within the meaning of that term under the Securities Act of 1933, as amended, nor with any present intention of distributing or selling the Restricted Shares, and such Restricted Shares will not be sold, assigned, pledged, transferred or otherwise disposed of in violation of the Securities Act of 1933, as amended, and the applicable rules and regulations of the SEC promulgated thereunder. Employee acknowledges and agrees that any certificate evidencing the Restricted Shares will contain a legend to the effect that the Restricted Shares may not be sold or otherwise disposed of in violation of the Securities Act of 1933. Employee further agrees to (i) fully and timely cooperate with Jefferies in connection with preparing and delivering any filings to the SEC, NASD or stock exchanges, as required, or (ii) promptly take any other action Jefferies reasonably deems necessary in order to comply with federal and state securities laws, or the rules and regulations of the NASD or any stock exchange, and to otherwise comply with Jefferies' policies with respect to the transfer by employee of any common stock of Jefferies owned by such employee.

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4.  LEGEND

     Until such time as the Restricted Shares are Vested, Employee agrees that a share certificate representing the Restricted Shares shall bear the following legend prominently displayed:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS AGAINST TRANSFER UNDER THE TERMS OF AN AGREEMENT ENTERED INTO BY JEFFERIES GROUP, INC. ("GROUP"), JEFFERIES & COMPANY, INC. AND RICHARD B. HANDLER, A COPY OF WHICH IS ON FILE AND MAY BE EXAMINED AT THE PRINCIPAL OFFICE OF GROUP BY ANY PERSON WHO CAN DEMONSTRATE AN INTEREST THEREIN TO THE SATISFACTION OF OFFICERS OF GROUP. ANY TRANSFER OF SECURITIES REPRESENTED BY THIS CERTIFICATE IN CONTRAVENTION OF SUCH AGREEMENT IS VOID."

     Once the Restricted Shares become Vested, Employee may surrender the share certificate representing such Restricted Shares and receive from Jefferies a new share certificate without the legend set forth above.

5.  DEFINITIONS

     "Cause" used in connection with a termination of employment of Employee shall mean a termination of employment of Employee by Company following (i) the failure of Employee to render services to Company in accordance with his employment, which failure amounts to gross and habitual neglect of his duties to Company of such a nature as to have a material adverse effect on Company, following written notice and reasonable opportunity to cure; or (ii) the commission by Employee of an act which is in violation of his duties to Company (including, but not limited to, the unauthorized disclosure of confidential information, engaging during his employment in any other business which is competitive with the business of Company, the failure during his employment to devote full-time business time and effort to Company or compliance with Company's written employment policies and guidelines) of such a nature as to have an adverse effect on Company, following written notice and a reasonable opportunity to cure; or (iii) the violation of any federal or state securities law or any rule, regulation, directive of the U.S. Securities and Exchange Commission ("SEC") or National Association of Securities Dealers, Inc. ("NASD").

     "Permanent Disability" of Employee shall mean the inability of such Employee to perform substantially his work duties by reason of a single physical or mental disability or infirmity (i) for a total of one hundred and twenty
(120) days in any calendar year, or (ii) at such earlier time as Employee submits satisfactory medical evidence that he has a physical or mental disability or infirmity which will likely prevent him from returning to the performance of his work duties for four (4) months or longer.

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     "Voluntary Termination" of Employee's Employment shall mean the voluntary termination by Employee of his employment by voluntary resignation.

     "Termination without Cause" of Employee's employment shall mean the termination of employment by the Company for any reason other than for Cause, by Voluntary Termination or as a result of Permanent Disability or Death.

6.  MISCELLANEOUS

     (a) Governing Law. The Restricted Stock Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

     (b) Notices. Any notice to be given hereunder shall be in writing and shall be delivered personally or by overnight mail or courier to the address of the party set forth below, or to such other address as the party to whom the notice is to be given may provide. No notice shall be effective except upon actual delivery.

     If to Jefferies or the Company:

              Jerry M. Gluck, Esq.
              Jefferies Group, Inc.
              11100 Santa Monica Boulevard
              12th Floor
              Los Angeles, California 90025

     If to Employee:

              Mr. Richard B. Handler
              2704 The Strand
              Manhattan Beach, California 90266

     (c) Entire Agreement. The Restricted Stock Agreement embodies the entire understanding between the parties relating to the subject matter hereof, whether written or oral, and there are no prior representations, warranties or agreements between the parties not contained in the Restricted Stock Agreement.

     (d) Enlargement of Employment Rights. Nothing in the Restricted Stock Agreement shall be construed to confer upon the Employee any right to continued employment with the Company or to restrict in any way the right of the Company to terminate his employment.

     (e) Invalidity. If any provision of the Restricted Stock Agreement is declared invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that the Restricted Stock Agreement shall endure except for the part declared invalid or unenforceable by order of such court. The parties shall consult and use their best efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the intent of the Restricted Stock Agreement.

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     (f) Amendments.  Any amendment or modification of any provision of the
Restricted Stock Agreement must be in writing, dated and signed by both parties hereto.

     (g) Headings. The headings in the Restricted Stock Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

     (h) Counterparts. The Restricted Stock Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute the Restricted Stock Agreement by signing such counterpart.

     Executed the day and date first above written.

                                          JEFFERIES GROUP, INC.

                                          By:           DAVID F. EISNER
                                            ------------------------------------
                                                      David F. Eisner
                                                  Executive Vice President

                                          JEFFERIES & COMPANY, INC.

                                          By:           DAVID F. EISNER

                                          --------------------------------------
                                                     David F. Eisner
                                                 Executive Vice President

                                          EMPLOYEE

                                                    RICHARD B. HANDLER
                                          --------------------------------------
                                                    Richard B. Handler

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